UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2024

FLUSHING FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

000-33013

(Commission File Number)

delaware

(State or other jurisdiction of incorporation)

11-3209278

(I.R.S. Employer Identification Number)

220 RXR Plaza, Uniondale, New York 11556

(Address of principal executive offices)

(718) 961-5400

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FFIC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 12, 2024, Flushing Financial Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Keefe, Bruyette & Woods, Inc., Piper Sandler & Co. and Raymond James & Associates, Inc. (collectively, the “Underwriters”). Pursuant to the terms of the Underwriting Agreement, the Company agreed to sell, and the Underwriters agreed to purchase, subject to and on the conditions set forth therein, 4,590,164 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”). The shares of Common stock were sold at a price to the public of $15.25 per share. The Company also granted the Underwriters a 30-day option to purchase up to an additional 688,524 shares of the Company’s Common Stock on the same terms and conditions, solely to cover overallotments, if any.

After deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, the Company expects the net proceeds of the offering to be approximately $66,325,001 or approximately $76,273,751 if the Underwriters exercise in full their option to purchase additional shares of Common Stock.

The Company intends to use the net proceeds of the offering for general corporate purposes, including investing a portion of the net proceeds into Flushing Bank (the “Bank”) to support the Bank’s capital ratios in connection with the potential repositioning of a substantial portion of its available-for-sale securities portfolio as well as a potential sale of certain of its commercial real estate loans. The offering is expected to close on or about December 16, 2024, subject to satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties, and covenants of the Company, and also provides for customary indemnification by the Company in favor of the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

The offering and sale of the Common Stock was made pursuant to the Company’s effective Registration Statement on Form S-3 (Registration No. 333-283312) (the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) on November 18, 2024, including the base prospectus contained therein, and a related preliminary and final prospectus supplement, each dated December 12, 2024, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

The description of the Underwriting Agreement contained herein is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is included as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The validity of the shares offered in this public offering was passed upon for the Company by Hughes Hubbard & Reed LLP. The legal opinion and related consent are attached hereto as Exhibits 5.1 and 23.1, respectively.

Item 8.01. Regulation FD Disclosure.

On December 12, 2024, the Company issued (i) a press release announcing the commencement of a public offering of its Common Stock and (ii) a press release announcing the pricing of the public offering, as described above in Item 1.01. Copies of the press releases are attached as Exhibits 99.1 and 99.2 hereto and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit
Number	Description

1.1	Underwriting Agreement, dated December 12, 2024, among Flushing Financial Corporation, Keefe Bruyette & Woods, Inc., Piper Sandler & Co. and Raymond James & Associates, Inc.

5.1	Opinion of Hughes Hubbard & Reed LLP.

23.1	Consent of Hughes Hubbard & Reed LLP (included in Exhibit 5.1).

99.1	Press release announcing commencement of offering, dated December 12, 2024.

99.2	Press release announcing pricing of offering, dated December 12, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUSHING FINANCIAL CORPORATION

Date: December 12, 2024	By:	/s/ Susan K. Cullen
	Name	Susan K. Cullen
	Title:	Senior Executive Vice President, Chief Financial Officer and Treasurer